As filed with the Securities and Exchange Commission on March 30, 2001

                                                      Registration No. 333-64553

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                        WASTE SYSTEMS INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                     95-4203626
(State of Incorporation)                                     (I.R.S. Employer
                                                             Identification No.)

                          420 Bedford Street, Suite 300
                         Lexington, Massachusetts 02420
                                 (781) 862-3000
                    (Address of Principal Executive Offices)

                             ----------------------

                                   JOHN BOYER
                      President and Chief Executive Officer
                        Waste Systems International, Inc.
                          420 Bedford Street, Suite 300
                         Lexington, Massachusetts 02420
                                 (518) 862-3000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                             ----------------------

                                    Copy to:

                             ROBERT P. WHALEN, P.C.
                               Goodwin Procter LLP
                                 Exchange Place
                           Boston, Massachusetts 02109
                                 (617) 570-1000

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

      On September 29, 1998, the Registrant registered 7,205,022 shares of its common stock, par value $.01 per share, for resale by stockholders of Waste Systems International, Inc. (the "Selling Stockholders") pursuant to a Registration Statement on Form S-3 (File No. 333-64553) (the "Registration Statement"). The number of shares which remain available for sale under the Registration Statement is 2,531,520. As the Registrant will shortly hereafter terminate its registration under Section 12(g) of the Securities and Exchange Act of 1934, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the Registration Statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, the Commonwealth of Massachusetts, on this 30th day of March, 2001.

                                    WASTE SYSTEMS INTERNATIONAL, INC.


                                    By: /s/ John Boyer
                                       ----------------------------------------
                                        John Boyer
                                        President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                             Title                      Date
---------                             -----                      ----

/s/ John Boyer              President and Chief             March 30, 2001
-------------------------   Executive Officer
John Boyer                  (Principal Executive
                            Officer)

/s/ Jay J. Matulich         Director                        March 30, 2001
-------------------------
Jay J. Matulich

/s/ David J. Breazzano      Director                        March 30, 2001
-------------------------
David J. Breazzano

/s/ Charles Johnston        Director                        March 30, 2001
-------------------------
Charles Johnston

/s/ Judy K. Mencher         Director                        March 30, 2001
-------------------------
Judy K. Mencher

/s/ William B. Philipbar    Director                        March 30, 2001
-------------------------
William B. Philipbar